UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 28, 2012

Landmark Apartment Trust of America, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-52612	20-3975609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4901 Dickens Road, Suite 101 Richmond, Virginia		23230
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 237-1335

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Landmark Apartment Trust of America, Inc. (the “Company”) hereby amends the Current Report on Form 8-K filed on September 4, 2012 (the “September 4, 2012 Form 8-K”) to provide information relating to the acquisition of the remaining multifamily apartment communities as described in such Current Report. The Company notes that the financial statements relating to the property acquisition described herein were filed in its Current Report on Form 8-K/A on November 13, 2012.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Background

As previously reported in our Current Report on Form 8-K filed on August 8, 2012, the Company and Landmark Apartment Trust of America Holdings, LP, the Company’s operating partnership (the “Operating Partnership” and, together with the Company, the “LATA Parties”), entered into a master contribution and recapitalization agreement (“Master Contribution Agreement”) and a series of separate interest contribution agreements (the “Interest Contribution Agreements”) to acquire a total of 21 multifamily apartment communities and one parcel of submerged land (the “Contributed Properties”), containing an aggregate of 6,079 units, in exchange for aggregate consideration valued at approximately $480.9 million (subject to customary prorations), including (i) approximately $185.2 million (subject to adjustment based on prorations and principal amortization) generally comprised of common units of limited partnership interest in the Operating Partnership (“Common Units”) valued at $8.15 per unit; (ii) approximately $14.0 million in cash; and (iii) the assumption by the LATA Parties of approximately $281.7 million of in-place mortgage indebtedness encumbering the Contributed Properties (based on principal amounts outstanding as of June 30, 2012).

Also as previously reported in the September 4, 2012 Form 8-K and the amendments thereto, the LATA Parties completed the acquisitions of 17 of the Contributed Properties, consisting of 16 multifamily apartment communities and the parcel of submerged land, between August 28, 2012 and January 31, 2013.

Completed Acquisitions

Crestmont Reserve

On March 29, 2013, the Company, through its Operating Partnership and pursuant to an Interest Contribution Agreement by and among the LATA Parties, ELRM and Elco Landmark Residential Holdings LLC, acquired 100% of the membership interests in Pear Ridge Partners, LLC, a Delaware limited liability company, which owns as its sole asset one of the Contributed Properties (the “Crestmont Reserve Property”), in exchange for consideration valued at approximately $18,800,000 (subject to prorations and adjustments), including 656,704 Common Units valued at $8.15 per unit representing aggregate consideration of approximately $5,352,138 and new indebtedness to pay off the existing mortgage indebtedness in the approximate amount of $13,300,471 as of the date of the Master Contribution Agreement. The Crestmont Reserve Property is an apartment community located in Dallas, Texas, comprised of approximately 198,522 rentable square feet and containing 242 units. As of April 3, 2013, the Crestmont Reserve Property was 95.0% occupied.

Monterra Pointe

On March 29, 2013, the Company, through its Operating Partnership and pursuant to an Interest Contribution Agreement by and among the LATA Parties, ELRM and Elco Landmark Residential Holdings LLC, acquired 100% of the membership interests in Cottonwood Partners, LLC, a Delaware limited liability company, which owns as its sole asset one of the Contributed Properties (the “Monterra Pointe Property”), in exchange for consideration valued at approximately $12,088,000 (subject to prorations and adjustments), including 670,394 Common Units valued at $8.15 per unit representing aggregate consideration of approximately $5,463,713 and new indebtedness to pay off the existing mortgage indebtedness in the approximate amount of $6,513,993 as of the date of the Master Contribution Agreement. The Monterra Pointe Property is an apartment community located in Arlington, Texas, comprised of approximately 150,200 rentable square feet and containing 200 units. As of April 3, 2013, the Monterra Pointe Property was 96.5% occupied.

Kensington Station

On March 29, 2013, the Company, through its Operating Partnership and pursuant to an Interest Contribution Agreement by and among the LATA Parties, ELRM and Elco Landmark Residential Holdings LLC, acquired 100% of the membership interests in Bedford Partners, LLC, a Delaware limited liability company, which owns as its sole asset one of the Contributed Properties (the “Kensington Station Property”), in exchange for consideration valued at approximately $15,150,000 (subject to prorations and adjustments), including 605,620 Common Units valued at $8.15 per unit representing aggregate consideration of approximately $4,935,803 and new indebtedness to pay off the existing mortgage indebtedness in the approximate amount of $10,092,086 as of the date of the Master Contribution Agreement. The Kensington Station Property is an apartment community located in Bedford, Texas, comprised of approximately 157,564 rentable square feet and containing 238 units. As of April 3, 2013, the Kensington Station Property was 90.8% occupied.

Palisades at Bear Creek

On March 29, 2013, the Company, through its Operating Partnership and pursuant to an Interest Contribution Agreement by and among the LATA Parties, ELRM and Elco Landmark Residential Holdings LLC, acquired 100% of the membership interests in Bear Creek Partners, LLC, a Delaware limited liability company, which owns as its sole asset one of the Contributed Properties (the “Palisades at Bear Creek Property”), in exchange for consideration valued at approximately $8,050,000 (subject to prorations and adjustments), including 331,632 Common Units valued at $8.15 per unit representing aggregate consideration of approximately $2,702,805 and new indebtedness to pay off the existing mortgage indebtedness in the approximate amount of $5,293,772 as of the date of the Master Contribution Agreement. The Palisades at Bear Creek Property is an apartment community located in Euless, Texas, comprised of approximately 90,600 rentable square feet and containing 120 units. As of April 3, 2013, the Palisades at Bear Creek Property was 95.0% occupied.

The new indebtedness obtained by the Operating Partnership in connection with the acquisition of each of the Crestmont Reserve Property, the Monterra Pointe Property, the Kensington Station Property and the Palisades at Bear Creek Property, and in connection with the refinance of an existing property of the Operating Partnership known as Grand Isles at Baymeadows, consists of $51,620,000 drawn from the Company’s credit facility with Bank of America, N.A., as administrative agent, and Citibank, N.A., as syndication agent (the “Credit Facility”). The terms of the Credit Facility are further described in, and remain substantially unchanged from, the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 13, 2013. Each of Pear Ridge Partners, LLC, Cottonwood Partners, LLC, Bedford Partners, LLC, Bear Creek Partners, LLC and Baymeadows Partners, LLC joined the Credit Facility as subsidiary guarantors and pledged the properties listed above as collateral security for the Credit Facility. As of April 3, 2013, the amount outstanding under the Credit Facility was $89.0 million.

In evaluating the acquisitions described above and determining the appropriate amount of consideration to be paid, the Company considered a variety of factors, including property condition reports, tenant rent rolls, property location, visibility and access, age of the property, physical condition and curb appeal, review of an independent third-party appraisal, neighboring property uses, local market conditions, including vacancy rates, area demographics, including average household income, neighborhood growth patterns and economic conditions, and the presence of demand generators.

No additional compensation was paid to the Company’s former advisor or any other related party in connection with the acquisitions described above. The Company currently has no plans for any renovations, improvements or development of the properties described herein and the Company believes the properties are adequately insured.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 2.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 4, 2013	Landmark Apartment Trust of America, Inc.

	By:	/s/ B. Mechelle Lafon
	Name:	B. Mechelle Lafon
	Title:	Chief Financial Officer, Treasurer and Secretary

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